EXHIBIT 5.6

GLJ	Petroleum Consultants

Principal Officers:

Harry Jung, P. Eng.

President, C.E.O.

Dana B. Laustsen, P. Eng.

Executive V.P., C.O.O.

Keith M. Braaten, P. Eng.

Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

LETTER OF CONSENT

Re:	Registration Statement on Form F-9 dated September 25, 2007 (the “Registration
Statement”) of Canadian Natural Resources Limited

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared an evaluation report entitled “Horizon Oil Sands Project, Surface Mineable Reserves Booking, Effective December 31, 2006” (the “Report”). The Report was dated February 5, 2007.

We refer to the Registration Statement relating to the offering of Debt Securities by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading “Experts” and to the use of our Report which is incorporated by reference in the Registration Statement.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

ORIGINALLY SIGNED BY

James H. Willmon, P. Eng.

Vice-President

Dated: September 25, 2007

Calgary, Alberta

CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com